EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AS&E Receives $2.5 Million Service and Spare Parts Order from U.S. Government for Z Backscatter Vans

BILLERICA, Mass. – July 29, 2005 – American Science and Engineering, Inc. (NASDAQ: ASEI) (AS&E®), a leader in X-ray detection technology, announced today a $2.5 million award from the U.S. Government for a service, maintenance, and spare parts contract for multiple Z® Backscatter Vans™ (ZBVs).

“The U.S. Government’s service agreement renewal reflects our commitment to dedicated Field Service operations and, of course, the high value our customer places on the ZBV to achieve its objectives,” said Anthony Fabiano, President and CEO. “We are continuing to strengthen our in-country service capability and bolster our ‘high up-time’ rates for the ZBV. To further improve operational efficiencies, we’ve consolidated our field service organization, both domestic and international organizations, under a single vice president for improved cost efficiency and customer service. These additional operational improvements will enhance our consistently high customer satisfaction ratings.”

Fabiano continued, “Most important, however, is the effectiveness of our products — the ZBV provides the U.S. Government with unparalleled detection capability and functionality. Field service reports attest to this; there is simply no better single alternative to uncover high-risk threats, such as car and truck bombs, suicide bombers, and packaged explosives.”

About AS&E Support Services

AS&E’s highly skilled Field Service Engineers (FSE) provide support services worldwide. Each FSE, with a technical degree in electrical and mechanical engineering or equivalent experience, is trained in the operation and repair of electronics, hydraulics, pneumatics, mechanics, electrical systems, and computers. Available 7 days a week, 24 hours a day, FSEs are located at AS&E offices in Asia, Central America, Europe, the Middle East, and North America.

About AS&E®

American Science and Engineering, Inc. develops and manufactures state-of-the-art X-ray inspection systems for homeland security and other critical defense applications. AS&E continues to innovate, create, and develop new products by investing in new ideas through research and development, and evolving its technology to meet the needs of an ever-changing world. AS&E’s patented Z Backscatter technology detects plastic explosives, illegal drugs, and other contraband, even when artfully concealed in complex backgrounds by terrorists and smugglers. AS&E’s Shaped EnergyTM X-ray inspection systems combine the material discrimination features of Z Backscatter imaging with the penetration capability of high-energy X-rays for dense cargoes, without the problems caused by excessive radiation. For more information on AS&E products and technologies, please visit http://www.as-e.com.

Contact:

Dana Harris	Laura Berman
Red Javelin Communications, Inc.	American Science and Engineering, Inc.
978-440-8392	978-262-8713
dana@redjavelin.com	lberman@as-e.com

Safe Harbor Statement. The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws. AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions or delays in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; and the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth, and future delays in federal funding. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.